EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT 2002

     In connection with the quarterly report of International DisplayWorks, Inc. (the "Company") on Form 10-Q for the period ending July 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Stephen C. Kircher, Chief Executive Officer and Ian Bebbington, Chief Financial Officer, of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge and belief:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: September 15, 2003                   /S/ Stephen C. Kircher
     -------------------                   -------------------------------------
                                           Stephen C. Kircher,
                                           Chief Executive Officer and President
                                           (Principal Executive Officer)

Date: September 15, 2003                   /S/ Ian N. Bebbington
     -------------------                   -------------------------------------
                                           Ian Bebbington,
                                           Chief Financial Officer
                                           (Principal Financial Officer)